Exhibit 99.1

Conference call:	Today, November 8 at 4:30 P.M. EST
Webcast / Replay URL:	www.wave.com/news/webcasts
Dial-in numbers:	(212) 231-2903 or (415) 226-5359

Wave Q3 Revenues Rose 38% to $6.7 Million
Driven By Software License Activity

- Reviews New Product Developments, Partner Progress and Customer Adoption -

Lee, MA—November 8, 2010—Wave Systems Corp. (NASDAQ: WAVX; www.wave.com) today reported operating results for the third quarter (Q3) and nine months ended September 30, 2010. Wave also reported on recent new product developments, partner progress and customer adoption.

Benefiting from continued growth in enterprise software license sales, as well as increased shipments of Wave’s software bundled with enterprise PCs featuring a Trusted Platform Module (TPM) security chip and/or a self-encrypting drive (SED), Wave’s Q3 ‘10 net revenues rose 38% to $6.7 million versus $4.8 million in Q3 ‘09. Q3 ‘10 net revenues also rose 4% over Q2 ‘10 net revenues of $6.5 million.  Total billings increased 19% to $6.2 million in Q3 ‘10, compared to total billings of $5.2 million in Q3 ‘09, and declined 3% versus Q2 ‘10 total billings of $6.3 million. Net revenue is reconciled to total billings below.

Wave’s R&D expense rose versus Q2 ‘10 and Q3 ‘09 as the company developed new products and addressed expanded engineering and product development requirements for a broader base of supported OEM products and OEM partners.  Q3 ‘10 SG&A expense rose versus Q3 ‘09, however, Wave was able to reduce SG&A by 7% versus Q2 ‘10 levels. As a result of higher SG&A and R&D expense, Wave’s Q3 ‘10 net loss increased to $1.2 million, or $0.01 per basic and diluted share, compared to a Q3 ‘09 net loss of $0.5 million, or $0.01 per basic and diluted share, and Wave’s Q2 ‘10 net loss of $1.0 million, or $0.01 per basic and diluted share.  Per-share figures are based on a weighted average number of basic shares outstanding in the third quarters of 2010 and 2009 of 80.9 million and 71.8 million, respectively, and on a weighted average of 80.3 million basic shares outstanding at June 30, 2010.

Principally reflecting higher operating expenses reviewed above, Wave reported negative EBITDAS of $296,000 for Q3 ‘10 compared to positive EBITDAS of $60,000 in Q3 ‘09 and negative EBITDAS of $53,000 in Q2 ‘10.  EBITDAS is a non-GAAP measure defined as earnings before interest income (expense), income taxes, depreciation and amortization and stock-based compensation expense.  Net income is reconciled to EBITDAS below.

Wave’s cash and cash equivalents rose to $4.9 million as of September 30, 2010, compared to $4.5 million on June 30, 2010.  As of September 30, 2010, Wave’s total current assets declined to $8.4 million as compared to $8.5 million at June 30, 2010 and its total current liabilities were $7.1 million, including $2.6 million of deferred revenue, at September 30, 2010 as compared to $7.1 million, including $3.1 million of deferred revenue, at June 30, 2010.

Steven Sprague, President and CEO of Wave Systems, commented, “Q3 was very important for Wave as we achieved another successive period of top-line growth, while continuing to invest heavily in R&D and SG&A to bring new products to market, to support our OEM partners and to further expand our sales and marketing activities. Ongoing investment in R&D is a critical component of Wave’s corporate strategy and is necessary for meeting both customer demand and maintaining a competitive advantage. We believe these investments will further our initiatives in the long run, an example being last week’s launch of Wave for BitLocker® Management. Wave’s BitLocker management solution is intended to leverage the enterprise adoption of Windows 7 and the renewed interest in Microsoft’s native encryption feature that is included in most enterprise versions of Windows 7.

“We’ve also included BitLocker management capabilities into the latest edition of our flagship EMBASSY® Remote Administration Server (ERAS) as well, giving enterprises the ability to manage encryption or authentication in one easy-to-use, cost-effective package.  Wave is the only ISV to offer management for all three of the leading forms of encryption, be it BitLocker, self-encrypting hard drives or software FDE for legacy systems, in addition to Trusted Platform Modules (TPM). In today’s increasingly complex environment, where we believe many enterprises are looking to adopt a ‘blended’ approach to encryption and authentication, we think this distinction provides a competitive advantage.”

“Generating awareness for our solutions remains a top priority,” Sprague continued.  “Of particular note, during Q3 Wave generated exposure through its active participation in multiple conferences/events that directly addressed Trusted Computing and many of the solutions we provide. Wave was also pleased to receive favorable testimonials from customers such as Boston Medical Center and PricewaterhouseCoopers. Another highlight was the first-ever NSA Trusted Computing Conference, a three-day event in which over 500 participants received an in-depth look at many of the benefits of Trusted Computing.  For many, it was their first real exposure to this novel, but cost-effective approach to computer security.

“We believe this exposure will prove to be an important catalyst to sales opportunities in the coming months and quarters.  Further, as the review of recent progress and developments attests, we believe that interest in hardware-based security solutions is building and that Wave is positioned to benefit.”

Summary of Recent Progress/Developments:

•                  Wave Introduced Wave for BitLocker Management, simple-to-use central management for BitLocker that can reduce the cost and complexity of deployment, and activates a Trusted Platform Module for protecting keys and recovery passwords.  BitLocker is a component of the new Windows 7 operating system.

•                  SHI International Corp. T/A SHI UK entered a Resale Agreement with Wave on Sept. 30.  The agreement allows SHI to resell Wave’s products to its customers and OEM partners in EMEA and Asia Pacific.

•                  Wave Launched EMBASSY Remote Administration Server 2.0 (ERAS 2.0). ERAS 2.0 is also available as a managed service—a good option for customers who lack IT resources or for enterprises adopting a Cloud computing model.  New features include improved reporting (showing self-encrypting drives under management or those that have been erased, for instance) and support for non-domain clients.  Additional capabilities include remote access recovery (administrators can now supply single-use recovery passwords to users who’ve forgotten their password) and automated, no-touch deployment of TPMs.

•                  Wave Customer Boston Medical Center (BMC) Earns EHR Game Changer Award from Health Data Management Magazine related to its deployment of hardware encryption managed by Wave’s ERAS.  BMC spoke on the benefits of deploying managed hardware encryption using Wave’s solution at the Forrester Security Forum in September.

•                  Seagate Self-Encrypting Laptop Hard Drive Secures Key U.S. Government Certification. Seagate’s Momentus® Self-Encrypting Drive earned FIPS 140-2 certification from the U.S. National Institute of Standards and Technology (NIST).  FIPS certification is required for government and other organizations to be able to deploy these drives.

•                  Open Identity Exchange (OIX), the First “Trust Framework” Authorized by the US Government, Certified Wave’s Online Identity Service for Secure Authentication to Government Websites.  Wave’s identity service, id.wave.com enables strongly authenticated, single sign-on to web services and applications in the cloud.

•                  Wave Executives Presented at the Inaugural National Security Agency (NSA) Trusted Computing Conference and Exposition in September. The conference attracted nearly 500 attendees.  Exhibitors and presenters, including Wave customer PricewaterhouseCoopers, reviewed ways Trusted Computing solutions can be cost effectively implemented to substantially enhance data and network security.

•                  Wave and LynuxWorks Demonstrated Management and Support for Self-Encrypting Drives (SED) in a Secure Virtual Environment at the NSA Conference.  Also that week, Digital Management announced it became a certified solutions partner for Wave, agreeing to make Wave’s trusted computing solutions for cyber security available for its clients.

•                  At Intel Developer Forum 2010, Wave Demonstrated the Use of Intel® Core™ vPro™ Processors for Secure Authentication from the PC to the Cloud.  Wave showed a wide range of security capabilities in development, including device-based authentication to secure the client PC, secure remote access to the corporate domain, and strong, hardware-based federated access to both corporate and public cloud services.

About Wave Systems Corp.

Wave provides software to help solve critical enterprise PC security challenges such as data protection, strong authentication, network access control and the management of these enterprise functions.  Wave is a pioneer in hardware-based PC security and a founding member of the Trusted Computing Group (TCG), a consortium of over 100 companies that forged open standards for hardware-based security.  Wave’s EMBASSY® line of client- and server-side software leverages and manages the security functions of the TCG’s industry standard hardware security chip, the Trusted Platform Module (TPM) and supports the self-encrypting drive (SED) standard, Opal.  TPMs are included on an estimated 350 million PCs and are standard equipment on many enterprise-class PCs shipping today.  Self-encrypting drives are also a growing segment of the data protection market, offering increased security and better performance than existing software-based encryption solutions.  Using TPMs and/or SEDs and Wave software, enterprises can substantially and cost-effectively strengthen their current security solutions.  For more information about Wave and its solutions, visit http://www.wave.com.

Safe Harbor for Forward-Looking Statements

This press release may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends.  The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  Wave assumes no duty to and does not undertake to update forward-looking statements.

All brands are the property of their respective owners.

Contact:

Gerard T. Feeney, CFO

Wave Systems Corp.

413-243-1600

info@wavesys.com

WAVE SYSTEMS CORP. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net revenues:
Licensing	$6,500,135	$4,717,523	$18,395,610	$12,872,911
Services	195,317	126,283	617,943	802,716
Total net revenues	6,695,452	4,843,806	19,013,553	13,675,627

Operating expenses:
Licensing	371,349	232,661	865,887	583,062
Services	117,855	71,041	434,118	455,870
Selling, general, and administrative	4,265,230	2,942,158	12,930,865	9,268,818
Research and development	3,115,615	2,071,652	7,679,614	5,697,738
Total operating expenses	7,870,049	5,317,512	21,910,484	16,005,488
Operating loss	(1,174,597)	(473,706)	(2,896,931)	(2,329,861)

Other income (expense):
Interest income	148	167	359	651
Interest expense	(4,023)	(5,177)	(12,950)	(16,491)
Total other income (expense)	(3,875)	(5,010)	(12,591)	(15,840)

Net loss	$(1,178,472)	$(478,716)	$(2,909,522)	$(2,345,701)

Loss per common share – basic and diluted	$(0.01)	$(0.01)	$(0.04)	$(0.04)

Weighted average number of common shares outstanding during the period	80,944,014	71,799,844	79,491,589	66,717,852

WAVE SYSTEMS CORP. AND SUBSIDIARIES

Consolidated Supplemental Schedules

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Total net revenues	$6,695,452	$4,843,806	$19,013,553	$13,675,627
Increase (decrease) in deferred revenue	(532,724)	350,156	(894,562)	115,655

Total billings (Non-GAAP)	$6,162,728	$5,193,962	$18,118,991	$13,791,282

Net loss as reported	$(1,178,472)	$(478,716)	$(2,909,522)	$(2,345,701)
Interest income (expense)	3,875	5,010	12,591	15,840
Income tax (benefit) expense	—	—	—	—
Depreciation and amortization	156,361	65,387	347,502	190,950
Stock-based compensation expense	722,521	468,041	2,082,413	1,309,465

EBITDAS (Non-GAAP)	$(295,715)	$59,722	$(467,016)	$(829,446)

Non-GAAP Financial Measures:

As supplemental information, we provide the non-GAAP performance measures that we refer to as total billings and EBITDAS.  Total billings is provided in addition to, but not as a substitute for, GAAP total net revenues.  Total billings means the sum of total net revenues determined in accordance with GAAP, plus the increase or minus the decrease in deferred revenue.  We consider total billings an important measure of our financial performance, as we believe it best represents the continued increase in our software license upgrades.  Total billings is not a measure of financial performance under GAAP and, as calculated by us, may not be consistent with computations of total billings by other companies.   EBITDAS is defined as net income (loss) before interest income (expense), income taxes, depreciation and amortization and stock-based compensation.  EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDAS is not defined by GAAP.  However, we regard EBITDAS as a complement to net income (loss) and other GAAP financial performance measures, including an indirect measure of operating cash flow.

WAVE SYSTEMS CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$4,896,415	$1,900,014
Accounts receivable, net of allowance for doubtful accounts of $-0- September 30, 2010 and December 31, 2009	3,103,881	3,850,020
Prepaid expenses	356,064	207,343
Total current assets	8,356,360	5,957,377
Property and equipment, net	443,966	237,237
Intangibles, net	1,008,333	—
Other assets	114,469	133,311
Total Assets	9,923,128	6,327,925

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	4,379,946	4,441,657
Current portion of capital lease payable	65,507	61,857
Deferred revenue	2,606,299	3,500,861
Total current liabilities	7,051,752	8,004,375
Long-term portion of capital lease payable	133,908	183,505
Total liabilities	7,185,660	8,187,880

Stockholders’ Equity (Deficit):
Common stock, $.01 par value. Authorized 150,000,000 shares as Class A; 81,084,323 shares issued and outstanding in 2010 and 75,211,054 in 2009	810,843	752,110
Common stock, $.01 par value. Authorized 13,000,000 shares as Class B; 35,556 shares issued and outstanding in 2010 and 38,232 in 2009	355	382
Capital in excess of par value	352,871,907	345,423,668
Accumulated deficit	(350,945,637)	(348,036,115)
Total Stockholders’ Equity (Deficit)	2,737,468	(1,859,955)
Total Liabilities and Stockholders’ Equity (Deficit)	$9,923,128	$6,327,925

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